                                                                    Exhibit 11.1

                                         WIRELESS TELECOM GROUP, INC.
                                       COMPUTATION OF PER SHARE EARNINGS
                                                  (UNAUDITED)



                                                       For the Three Months             For the Six Months
                                                          Ended June 30,                  Ended June 30,
                                                   ----------------------------   -----------------------------
                                                        1999             1998           1999             1998
                                                        ----             ----           ----             ----

Income from continuing operations                  $   635,095      $   407,322   $  1,178,372      $   898,294
   Income (Loss) from discontinued operations
   and gain on sale of test equipment business          34,819         (781,004)     3,595,671          (71,430)
                                                   -----------      -----------   ------------      -----------

Net Income (Loss)                                  $   669,914      $  (373,682)  $  4,774,043      $   826,864
                                                   ===========      ===========   ============      ===========

BASIC EARNINGS (LOSS):

Weighted average number of common shares
Outstanding                                         17,520,410       17,557,179     17,538,752       17,520,920
                                                   ===========      ===========   ============      ===========

Basic earnings (loss) per common share:
                Continuing operations              $      0.04      $      0.02   $       0.07      $      0.05
                Discontinued operations                  (0.00)           (0.04)          0.20            (0.00)
                                                   -----------      -----------   ------------      -----------
                                                   $      0.04      $     (0.02)  $       0.27      $      0.05
                                                   ===========      ===========   ============      ===========
DILUTED EARNINGS (LOSS):

Weighted average number of common shares
Outstanding                                         17,520,410       17,557,179     17,538,752       17,520,920
Stock Options                                               --           41,954             --           97,931
                                                   -----------      -----------   ------------      -----------
Weighted average number of common shares
Outstanding, as adjusted                            17,520,410       17,599,133     17,538,752       17,618,851
                                                   ===========      ===========   ============      ===========

Diluted earnings (loss) per common share:
                Continuing Operations              $      0.04      $      0.02   $       0.07      $      0.05
                Discontinued Operations                  (0.00)           (0.04)          0.20            (0.00)
                                                   -----------      -----------   ------------      -----------
                                                   $      0.04      $     (0.02)  $       0.27      $      0.05
                                                   ===========      ===========   ============      ===========
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